Exhibit 99.1

Auxilium Pharmaceuticals, Inc. Updates Launch Progress of XIAPEX® in EU

MALVERN, PA (May 20, 2011) — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that the Company received a $7.5 million regulatory milestone from Pfizer, Inc. (Pfizer) following the first sale of XIAPEX® in Germany, a major EU market. XIAPEX is now available for sale in the United Kingdom, Germany, Denmark, Sweden, Finland, Norway and Austria. XIAPEX is a new non-surgical treatment option for Dupuytren’s contracture in adult patients with a palpable cord and is the first injectable treatment to be approved in the EU for the treatment of Dupuytren’s contracture.

Auxilium has now earned $52.5 million of regulatory milestones related to the Dupuytren’s contracture indication and is eligible to receive up to $22.5 million in additional regulatory milestone payments for this indication. The remaining $22.5 million will be paid in $7.5 million increments, following Pfizer’s first sale of XIAPEX in each of the remaining major markets of the EU. Pfizer has the marketing rights to collagenase clostridium histolyticum for Dupuytren’s contracture in the 27 countries of the EU and 19 Eurasian countries.

“We are pleased to see our close collaboration with Pfizer bring XIAPEX, a novel, non-surgical alternative to new patients suffering from the debilitating effects of Dupuytren’s contracture in additional European countries,” said Armando Anido, Chief Executive Officer and President of Auxilium.

Prices for XIAPEX have been published in Austria, Denmark, Norway and the United Kingdom and are in the range of U.S.$1,000 to U.S.$1,400 per vial at current exchange rates.

Dupuytren’s disease is a slowly progressive connective tissue disorder that can cause an affected finger to bend into the palm of the hand.1 It affects approximately 3-13% of the European population.2 The disease starts in the palm of the hand with the appearance of a number of small lumps (called nodules), made of cells that can produce abnormal deposits of collagen.1 As the disease progresses, excess collagen continues to build up and may eventually form into a rope-like cord under the skin.1 The cord extends from the palm into the finger and can gradually contract or bend the finger permanently toward the palm, known as Dupuytren’s contracture.1 Once contracture has occurred, the affected finger often interferes with the patient’s ability to carry out everyday tasks.1

About XIAPEX (Collagenase clostridium histolyticum)

Collagenase clostridium histolyticum is a combination of two purified collagenases (collagenase is an enzyme capable of breaking down collagen), derived from the bacterium Clostridium histolyticum. It is the first pharmacological treatment to be developed for Dupuytren’s contracture and may be an alternative to invasive and often complicated surgery for patients in the EU. Collagenase clostridium histolyticum is administered by local injection directly into the Dupuytren’s cord – a procedure which can be carried out in an outpatient setting. It works by breaking down the structure of the cord and, 24 hours after injection, a finger extension procedure can be carried out as necessary to break the cord and allow extension of the finger. If contracture remains four weeks after treatment, another injection can be administered into the same cord, and the finger extension procedure can be carried out again. Injections and finger extension procedures may be administered up to three times per cord, at approximately four-week intervals.

Further details and product information will be available in the European Public Assessment Report on the web site of the European Medicines Agency at www.emea.europa.eu.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a testosterone gel, for the topical treatment of hypogonadism in the U.S. Pfizer Inc. has marketing rights for XIAPEX® in 46 countries in Eurasia and Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan. Ferring International Center S.A. markets Testim in the EU and Paladin Labs Inc. markets Testim in Canada. Auxilium has two projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

AUXILIUM SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding Pfizer’s ability to commercialize XIAPEX for Dupuytren’s contracture in other EU and Eurasian markets; the timing or likelihood of additional launches of XIAPEX in other EU and Eurasian markets and our receipt of any applicable milestone payments from Pfizer; the potential benefits and effectiveness of XIAFLEX or XIAPEX for Dupuytren’s contracture; the number of people suffering from Dupuytren’s contracture; and products in development for Dupuytren’s contracture and Frozen Shoulder syndrome. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for the Company, statements regarding forward-looking financial information and other statements containing the words “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, the performance of third-party service providers, decisions by regulatory authorities regarding whether or when to proceed to the next phase of clinical trials, general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors — SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in forward-looking statements. Given these risks and uncertainties, any or all of the forward-looking statements contained in this release may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.

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1.	NHS Choices website. Dupuytren’s contracture. http://www.nhs.uk/Conditions/Dupuytrens-contracture/Pages/Introduction.aspx. Last accessed 01.04.11

2.	Hindocha S. Epidemiological Evaluation of Dupuytren’s Disease Incidence and Prevalence Rates in Relation to Etiology. Hand (2009) 4:256–269

Contacts:

James E. Fickenscher/CFO

Auxilium Pharmaceuticals, Inc.

(484) 321-5900

jfickenscher@auxilium.com

William Q. Sargent Jr./ VP IR

Auxilium Pharmaceuticals, Inc.

(484) 321-5900

wsargent@auxilium.com

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